UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2012

PROGUARD ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Florida	000-21134	33-1093761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1909 Tyler Street, Suite 603, Hollywood, FL	33020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-925-1901

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 27, 2012 Proguard Acquisition Corp. entered into an Agreement and Plan of Reorganization with Random Source, Inc., a Florida corporation (“Random Source”) whereby we will acquire all of the issued and outstanding capital stock of Random Source in exchange for shares of our common stock.  Under the terms of the agreement, at closing of the reverse merger (the “Reverse Merger”) contemplated thereby:

•

Random Source’s shareholders will exchange their shares of Random Source’s common stock for shares of our common stock,

•

Random Source’s warrant holders will exchange their warrants which are exercisable into shares of Random Source’s common stock for identical warrants exercisable into shares of our common stock,

•

Random Source will merge with a wholly-owned subsidiary of our company formed to facilitate the Reverse Merger, with Random Source as the surviving corporation and thereafter a wholly-owned subsidiary of our company, and

•

Messrs. Allerton Towne, Norman Becker, and Ricardo A. Rivera, our officers and directors, will resign and Random Source’s officers and directors will become our officers and directors.

In addition, at the closing of the Reverse Merger, Random Source will purchase 1,700,000 shares of our common stock from our majority shareholders for $304,000, payable $250,000 at closing and the balance in a 90 day secured promissory note. Following such purchase, these shares shall be cancelled and returned to the status of authorized but unissued shares of our common stock.  The closing of the Reverse Merger is subject to a number of conditions precedent.  We expect to close the transaction in May 2012.  At closing, it is expected that Random Source’s shareholders will own approximately 98.6% of our outstanding common stock, giving effect to the stock repurchase.

About Random Source

Random Source is an on-line Business to Business (B2B) wholesaler of brand name office products.  Its direct-to-customer business model is designed to offer its business, government and educational customers a broad selection of office supplies at lower prices and improved efficiencies when compared to their existing suppliers.  Random Source utilizes its e-commerce websites www.superwarehouse.com, www.superwarehousegov.com and www.randomsource.com) and catalog to showcase its wide selection of merchandise, including general office supplies, business machines and computers, office furniture and other business-related products.

2

As a result of acquisitions made in 2011 which complimented its historic operations, Random Source currently has two distinct customer bases to which it provides either ink and toner or general office supplies including paper, break room and janitorial supplies and furniture.  Random Source’s expansion strategy includes leveraging upon its existing customer relationships in order to both grow internally by cross marketing its existing products across its customer base as well as expanding its product offerings to include higher-margin services that produce a “residual annuitized business” model.  Formed in 2008, Random Source is based in Fort Lauderdale, Florida.

Item 9.01

Financial Statements and Exhibits.

2.1

Agreement and Plan of Reorganization dated April 27, 2012 by and between Proguard Acquisition Corp., Proguard Acquisition Subsidiary Corp. and Random Source, Inc. *

*

Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  Proguard Acquisition Corp. agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGUARD ACQUISITION CORP.

Date: May 2, 2012	By: /s/ Allerton Towne
Allerton Towne, Chief Executive Officer

3

Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

by and among

PROGUARD ACQUISITION CORP.

as Acquiror

PROGUARD ACQUISITION SUBSIDIARY CORP.

as Merger Sub

and

RANDOM SOURCE, INC.

as Acquiree

April 27, 2012

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into this 27th day of April, 2012 by and among PROGUARD ACQUISITION CORP., a Florida corporation (hereinafter referred to as "Proguard"), PROGUARD ACQUISITION SUBSIDIARY CORP., a Florida corporation and wholly-owned subsidiary of Proguard (hereinafter referred to as the “Merger Sub”), and RANDOM SOURCE, INC., a Florida corporation (hereinafter referred to as "Random Source”).  Each of Proguard, Merger Sub, and Random Source are referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which Merger Sub shall merge with and into Random Source (the “Merger”) in accordance with the Business Corporation Act of the State of Florida, as amended (the “FBCA”). Upon consummation of the Merger, Random Source will continue as the surviving corporation and as a wholly-owned subsidiary of Proguard, and Merger Sub will cease to exist.

WHEREAS, the Board of Directors of each of Proguard, Merger Sub and Random Source have determined that this Agreement is advisable, fair to and in the best interests of their respective shareholders.

WHEREAS, the Parties have previously entered into a letter of intent dated February 7, 2012 pursuant to which Random Source has tendered to Proguard a non-refundable fee of Twenty-five Thousand Dollars ($25,000) (the “Fee”), subject to the provisions of Section 11 hereof, which such Fee was to be used by Proguard to pay its legal, auditing and SEC filing fees and expenses together with additional expenses incurred by it in connection with the Merger and in the ordinary course of its business which are necessary to undertake the Merger and to maintain its public company reporting status, including in connection with the preparation and filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2011 and the subsequent Quarterly Reports on Form 10-Q for the quarters ending March 31, 2012 and, if necessary, June 30, 2012, and for no other purpose without the prior consent of Random Source.

WHEREAS, the Board of Directors of each of Proguard, Merger Sub and Random Source has approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger, in accordance with the FBCA, and upon the terms and subject to the conditions set forth herein.

WHEREAS, the holders of at least a majority of Random Source issued and outstanding capital stock (the “Shareholders”) immediately prior to the Closing (as defined in Section 1.2), which represents the Shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and Proguard, as the sole shareholder of Merger Sub, has voted for and approved this Agreement, the Merger and the other matters contemplated hereby, all in accordance with the FBCA.

WHEREAS, the Parties intend that the Merger and the other transactions contemplated herein will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), that this Agreement shall constitute a plan of reorganization within the meaning of Section 1.368-2 of the Treasury Regulations, and the Parties have agreed not to take actions that would cause the Merger not to qualify as such a tax-free reorganization.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  THE MERGER

1.1.

Merger. Upon and subject to the terms and conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Random Source in accordance with Section 607.1101 of the FBCA.  At the Effective Time, the separate legal existence of Merger Sub shall cease, and Random Source shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Florida.

1.2.

Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Schneider Weinberger LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431, a time and place mutually agreed upon by Proguard and Random Source following satisfaction or waiver of all conditions precedent to Closing (the “Closing Date”). At the Closing, a properly executed copy of the Articles of Merger (the “Articles of Merger”) in the form attached hereto as Exhibit A shall be filed with the office of the Secretary of State of the State of Florida. The Merger shall become effective on the date and at the time that the Articles of Merger becomes effective (the “Effective Time”).

1.3.

Articles of Incorporation, Bylaws, Directors and Executive Officers. The Amended and Restated Articles of Incorporation of Random Source, as in effect immediately prior to the Effective Time (the “Random Source Articles of Incorporation”), shall be the Articles of Incorporation of the Surviving Corporation (the “Surviving Corporation Articles of Incorporation”) from and after the Effective Time until further amended in accordance with applicable law. The Amended and Restated Bylaws of Random Source, as in effect immediately prior to the Effective Time (the “Random Source Bylaws”), shall be the Bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”) from and after the Effective Time until amended in accordance with applicable law. The directors and executive officers of Random Source immediately prior to the Effective Time shall be the directors and executive officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time until his or her successor shall have been elected or appointed and qualified in accordance with applicable Law, or as otherwise provided in the Surviving Corporation Articles of Incorporation or the Surviving Corporation Bylaws.

1.4.

Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Merger Sub and Random Source (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.5.

Manner and Basis of Converting Shares and Warrants. At the Closing each one (1) share of common stock, par value $0.001 per share, of Random Source (the “Random Source Common Stock”) that is outstanding immediately prior to the Closing, shall, by virtue of the Merger and without any action on the part of the Shareholders, be converted into one (1) share of common stock, par value $0.001 per share, of Proguard (the “Proguard Common Stock”).

At the Closing, the common stock purchase warrants of Random Source set forth on Schedule A which are exercisable into an aggregate of 14,397,000 shares of Random Source Common Stock, together with any additional common stock purchase warrants Random Source may issue prior to Closing (collectively, the “Random Source Warrants”) shall be cancelled and Proguard shall issue identical warrants in Proguard (the “Exchange Warrants”) in the form attached hereto as Exhibit B and in the amounts set forth on Schedule A, together with any additional issuances necessitated by the issuance of additional Random Source Warrants prior to the Closing.  The Exchange Warrants shall be executed on Proguard’s behalf by Mr. David A. Kriegstein who will be named President of Proguard at Closing.  The shares of Proguard Common Stock to be issued to the Shareholders will represent 98.6% of the outstanding capital stock of Proguard on a fully diluted basis, giving effect to the purchase of the Control Shares (as that term is defined in Section 7.1(e) and the cancellation of such shares by Proguard, but giving no effect to the Escrow Shares (as that term is defined in Section 7.1(e), any additional shares of Random Source Common Stock which may be issued prior to Closing or the shares of Proguard Common Stock underlying the Exchange Warrants to be issued at Closing.  For such shares of Random Source Common Stock and Random Source Warrants that are held in uncertificated form, there shall be no obligation of any Shareholder to surrender or otherwise deliver a certificate or certificates representing either the shares of Random Source Common Stock or Random Source Warrants that are owned by such Shareholder immediately prior to the Closing in order to receive the shares of Proguard Common Stock and Exchange Warrants, if applicable, that such Shareholder shall be entitled to receive at the Closing as set forth on Schedule A.

1.6.

Tax Matters. The Parties intend that the Merger qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and that this Agreement be a “plan of reorganization” within the meaning of Section 1.368-2 of the Treasury Regulations. Each Party hereby represents, warrants, covenants and agrees (a) to use its respective reasonable best efforts to cause the Merger to qualify as a tax-free reorganization described in Section 368(a) of the Code and not to take any actions that would reasonably be expected to cause the Merger to not so qualify; (b) that this Agreement shall constitute a plan of reorganization within the meaning of Section 1.368-2 of the Treasury Regulations; (c) to report, act and file all tax returns in all respects for all purposes consistent with the transactions contemplated herein constituting a tax-free reorganization described in Section 368(a) of the Code; and (d) that such Party has not taken, and will not take, any inconsistent position on any tax return or other report or return filed with or provided to any tax authority, or in any audit or administrative or judicial proceedings or otherwise, unless required to do so by a “determination” within the meaning of Section 1313 of the Code.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF RANDOM SOURCE

Random Source hereby represents and warrants to Proguard and Merger Sub as follows:

2.1

Organization and Good Standing.  Random Source is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Random Source is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.  Random Source’s wholly-owned subsidiaries are set forth on Schedule 2.1 of this Agreement (the “Subsidiaries”).  Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Each of the Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

2.2

Authorization; Enforceability; No Breach.  Random Source has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Random Source enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by Random Source and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Random Source Articles of Incorporation or the Random Source Bylaws;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Random Source is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Random Source or upon the properties or business of Random Source; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Random Source.

2.3

Compliance with Laws.  Random Source has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Random Source taken as a whole.

2.4

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Random Source or its properties or rights which (a) could reasonably be expected to have a material adverse effect on Random Source taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

2.5

Brokers or Finders.  No broker’s or finder’s fee will be payable by Random Source in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Random Source.

2.6

Assets.  Random Source owns all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

2.7

Financial Statements.  Random Source has delivered to Proguard audited balance sheets at December 31, 2011 and 2010 together with audited statement of operations, cash flow and shareholders’ equity for the years ended December 31, 2011 and 2010 (the “Random Source Financial Statements”).  The Random Source Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”).

2.8

Liabilities.  Random Source has not suffered or incurred any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, including without limitation, liabilities on account of taxes, other governmental charges or legal proceedings (the “Random Source Liabilities”) other than (a) as set forth in the Random Source Financial Statements, and (b) previously discharged Random Source Liabilities.

2.9

Capitalization.  The authorized capital stock of Random Source consists of 500,000,000 shares of common stock of which 121,203,803 shares are presently issued and outstanding, and 10,000,000 shares of preferred stock, of which no shares are presently issued and outstanding.  Such shares of Random Source Common Stock are owned of record and beneficially by the Shareholders and in the amounts reflected in Schedule A.  As of the date hereof, Random Source has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Random Source, except as set forth on Schedule B attached hereto.  All of the shares of Random Source Common Stock are duly authorized and validly issued, fully paid and non-assessable.

2.10

Full Disclosure.  No representation or warranty by Random Source in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Proguard pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Random Source.

2.11

Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Random Source.  There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Random Source or any of its properties or assets.  There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF MERGER SUB.

Merger Sub hereby represents and warrants to Random Source as follows:

3.1

Organization and Good Standing.  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Merger Sub is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.  Merger Sub does not have any subsidiaries.

3.2

Authorization; Enforceability; No Breach.  Merger Sub has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by Merger Sub and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Articles of Incorporation or By-Laws of Merger Sub;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Merger Sub is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Merger Sub, or upon the properties or business of Merger Sub; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Merger Sub.

3.3

Compliance with Laws.  Merger Sub has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Merger Sub.

3.4

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Merger Sub or any of Merger Sub's properties or rights which (a) could reasonably be expected to have a material adverse effect on Merger Sub taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

3.5

Brokers or Finders.  No broker’s or finder’s fee will be payable by Merger Sub in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Merger Sub.

3.6

Assets and Liabilities; Conduct of Business.  Merger Sub has no assets and it has not suffered or incurred any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, including without limitation, liabilities on account of taxes, other governmental charges or legal proceedings. Merger Sub was formed specifically for the purpose of consummating the Merger, and has not conducted, and will not conduct, any business prior to the Effective Time, except as approved by Random Source in connection with the consummation of the Merger.

3.7

Capitalization. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub common stock, par value $0.001 per share (“Merger Sub Common Stock”), all of which are issued and outstanding as of the date of this Agreement.  Proguard owns all of the issued and outstanding shares of Merger Sub Common Stock free and clear of all liens. Merger Sub has no outstanding options, rights or commitments to issue shares of Merger Sub Common Stock, Proguard Common Stock, or any other equity securities of Proguard or Merger Sub, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Merger Sub Common Stock or any other equity securities of Merger Sub.

3.8

Full Disclosure.  No representation or warranty by Merger Sub in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Random Source pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Merger Sub.

3.9

Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Merger Sub.  There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Merger Sub or any of its properties or assets.  There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF PROGUARD.

Proguard hereby represent and warrant to Random Source as follows:

a.1

Organization and Good Standing.  Proguard is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Proguard is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.  Proguard does not have any subsidiaries other than Merger Sub.

a.2

Authorization; Enforceability; No Breach.  Proguard has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Proguard enforceable against Proguard in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by Proguard and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Articles of Incorporation, as amended, or By-Laws of Proguard;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Proguard is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Proguard, or upon the properties or business of Proguard; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Proguard.

4.3

Compliance with Laws.  Proguard has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Proguard.

4.4

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Proguard or any of Proguard's properties or rights which (a) could reasonably be expected to have a material adverse effect on Proguard taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

4.5

Brokers or Finders.  No broker’s or finder’s fee will be payable by Proguard in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Proguard.

4.6

The Proguard Shares; Exchange Warrants.  The shares of Proguard Common Stock to be issued to the Shareholders have been, or on or prior to the Closing will have been, duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.  The shares of Proguard Common Stock to be issued to the Shareholders will represent 98.6% of the outstanding capital stock of Proguard on a fully diluted basis, giving effect to the purchase of the Control Shares and the cancellation of such shares by Proguard, but giving no effect to any additional shares of Random Source Common Stock which may be issued prior to Closing, the shares of Proguard Common Stock underlying the Exchange Warrants to be issued at Closing or the Escrow Shares.

4.7

SEC Reports and Financial Statements.

(a)

Proguard has filed or furnished all forms, documents and reports required to be filed or furnished by it with the Commission since January 1, 2010 (the “Proguard SEC Documents”).

As of their respective dates or, if amended, as of the date of such amendment, the Proguard SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Proguard SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of each of this Agreement and Closing, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. There has been no material correspondence between the SEC and Proguard since August 1, 2005 that is not available on the SEC’s Electronic Data Gathering and Retrieval database.

(b)

Proguard has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15(e) under the Exchange Act.  Proguard’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Proguard in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Proguard’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act and all such required certifications have been made.  Proguard’s management has completed an assessment of the effectiveness of Proguard’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2011, and such assessment concluded that such controls were effective.  Neither Proguard nor, to the knowledge of Proguard, Proguard’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of Proguard’s internal controls and procedures which would reasonably be expected to adversely affect Proguard’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(c)

The audited financial statements and unaudited interim financial statements (including all related notes and schedules) of Proguard included in the Proguard SEC Documents (the “Proguard Financial Statements”) complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the financial position of Proguard, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to Proguard), and were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(d)

Proguard is not a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Proguard, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance-sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Proguard or its affiliates.

(e)

Except (a) as reflected or reserved against in Proguard’s most recent audited balance sheet (or stated in the notes thereto) at December 31, 2011 included in the Proguard SEC Documents and (b) for liabilities and obligations incurred since December 31, 2011 in the ordinary course of business consistent with past practice as set forth on Schedule 4.7(e) hereto (the “Proguard Liabilities”), Proguard does not have any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Proguard (or in the notes thereto).

4.8

No Material Adverse Changes.  Since the date of the Proguard Financial Statements, there has been no material adverse change in the assets, operations, financial condition or prospects of Proguard, taken as a whole.

4.9

Books and Records.  The financial records of Proguard accurately reflect in all material respects the information relating to the business of Proguard, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Proguard.

4.10

Assets; Operations.  Proguard has no tangible assets.  Proguard is inactive and currently engages in no business operations and is considered a “shell company” as that term is defined in the Exchange Act.  Schedule 4.10 sets forth all bank and similar accounts held in the name of Proguard.

4.11

Contracts.  Schedule 4.11 sets forth all contracts to which Proguard is a part.  Other than as set forth on Schedule 4.11, Proguard is not a party to any contracts, agreements, engagement letters, or other understandings which bind Proguard or its assets.  Other than as set forth on Schedule 4.11, all such contracts are immediately terminable following the Closing without any liability to Proguard.

4.12

Capitalization.  The authorized capital stock of Proguard consists of 200,000,000 shares of common stock, par value $0.001, of which 3,350,000 shares are presently issued and outstanding (of which 1,700,000 represent the Control Shares which shall be acquired and cancelled at the Closing pursuant to the Stock Repurchase Agreement) and 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are presently issued and outstanding.  As of the date hereof, Proguard has no outstanding common stock purchase warrants, options subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Proguard.  All of the issued and outstanding capital stock of Proguard has been duly authorized and validly issued, fully paid and non-assessable, and was issued in compliance with applicable securities laws.

4.13

Taxes.  All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Proguard for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed.  Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. Proguard has no outstanding tax liabilities and has not received notice of any tax inquiry or audit against it.

4.14

Full Disclosure.  No representation or warranty by Proguard in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Random Source pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Proguard.

4.15

Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Proguard.  There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Proguard or any of its properties or assets.

There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

SECTION 5.  COVENANTS

a.1

Examinations and Investigations.  Prior to the Closing Date, the Parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require.  No investigation by a party hereto shall, however, diminish or waiver in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.  Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

a.2

Expenses.  Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein. All fees and expenses associated with the Merger, this Agreement and any transactions contemplated hereby which are incurred or accrued by Proguard or the Merger Sub prior to the Closing Date are considered by the Parties hereto to be included in the Proguard Liabilities and must be satisfied prior to the Closing Date pursuant to Section 7.2(f) hereof.  Random Source agrees to pay up to $1,750 to Proguard’s independent registered public accounting firm for costs associated with the review of Proguard’s Quarterly Report on Form 10-Q for the period ended March 31, 2012.

a.3

Further Assurances.  The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

a.4

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)

at the time of disclosure was public knowledge;

(b)

after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)

the receiving party had within its possession at the time of disclosure.

SECTION 6.  CONDUCT OF BUSINESS; ACCESS TO AUDITOR

6.1

Conduct of Business.  From the date of this Agreement until the Closing, each of Proguard, Merger Sub, and Random Source shall conduct its business in the ordinary course and consistent with prudent and past business practice, except for transactions expressly contemplated hereby, or with the prior written consent of the other Parties.  Notwithstanding the foregoing, from the date of this Agreement until the Closing, neither Proguard nor Merger Sub will:

(a)

create, assume or suffer to exist any lien on any of its properties or assets, whether tangible or intangible;

(b)

sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any its material assets or except as otherwise provided for in this Agreement, cancel any indebtedness owed to it;

(c)

change any method of accounting or accounting practice used by it, other than such changes required by GAAP;

(d)

issue, grant, deliver, sell, repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of capital stock of, or other equity interests in it, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities;

(e)

propose or adopt any amendment or other changes to its articles of incorporation, its bylaws or other governing documents;

(f)

declare, set aside or pay any dividend or distribution with respect to any share of its capital stock or declare or effectuate a stock dividend, stock split or similar event;

(g)

issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

(h)

make any equity investment in, make any loan, advance or capital contribution to, or acquire the securities or assets of any other person;

(i)

enter into any new or additional agreements or modify any existing agreements relating to the employment of, or compensation or benefits payable or to become payable to, any past or present officer or director or any written agreements of any of its past or present employees;

(j)

make any payments out of the ordinary course of business to any of its officers, directors, employees or shareholders;

(k)

pay, discharge, satisfy or settle any liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business, except as provided for herein;

(l)

agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay the ability of Proguard or Merger Sub to consummate the transactions contemplated by this Agreement;

(m)

form or acquire any subsidiaries;

(n)

change its independent registered public accounting firm from Sherb & Co., LLP; or

(o)

agree or commit to take any of the actions specified in this Section 6.1.

6.2

Access to Proguard Auditors.  The Parties hereto acknowledge that Sherb & Co., LLP is the independent registered public accounting firm for both Proguard and Random Source.  Following the execution of this Agreement by the Parties, Proguard shall cause Sherb & Co., LLP to provide full access to Random Source to the work papers for the Proguard audits for the fiscal years ended December 31, 2011 and 2010 and all subsequent interim periods.

SECTION 7.  CONDITIONS PRECEDENT TO CLOSING

7.1

Conditions Precedent to the Obligation of Proguard and Merger Sub to Close.  Proguard and Merger Sub’s obligations to effect the Merger and consummate the other transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for Proguard’s or Merger Sub’s sole benefit, as applicable, and may be waived only by Proguard or Merger Sub, as applicable, at any time in its sole discretion by providing Random Source with prior written notice thereof:

(a)

Representations, Warranties, Covenants and Agreements. The representations and warranties of Random Source herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Random Source shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Random Source at or prior to the Closing Date.

(b)

Random Source Resolutions. Each of the Random Source Board of Directors and the Shareholders shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing Random Source into this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

No Material Adverse Changes.  There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Random Source that is material and adverse to Random Source, taken as a whole.

(e)

Stock Repurchase Agreement.  Proguard and holders of an aggregate of 1,700,000 shares of Proguard Common Stock (“Insiders”) shall have entered into that certain Stock Repurchase Agreement, dated as of the Closing Date (the “Stock Repurchase Agreement”), pursuant to which Random Source shall purchase from the Insiders at Closing an aggregate of 1,700,000 shares of Proguard Common Stock (the “Control Shares”) for a total consideration of $304,000 (the “Purchase Price”), of which $250,000 will be paid in cash and $54,000 will be paid through the issuance of 90 day secured promissory notes in the principal amount of $54,000 paying interest at 8% per annum (the “Purchase Notes”).  In order to secure the payment of these notes, at Closing Proguard will issue 2,000,000 shares of Proguard Common Stock (the “Escrow Shares”) which will be held in escrow by a third-party escrow agent.  In the event the Purchase Notes are not paid by the maturity date, the Escrow Shares will be forfeited and released from escrow and in full payment of the Purchase Notes.  Upon purchase of the Control Shares pursuant to the terms of the Stock Repurchase Agreement, such shares shall be immediately cancelled and returned to the status of authorized but unissued shares of Proguard Common Stock.  Upon satisfaction of the Purchase Notes pursuant to their terms, the Escrow Shares will be  and immediately cancelled and returned to the status of authorized but unissued shares of Proguard Common Stock.

7.2.

Conditions Precedent to the Obligation of Random Source to Close.  Random Source’ obligation to effect the Merger and consummate the other transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for Random Source’ sole benefit and may be waived only by Random Source at any time in its sole discretion by providing Proguard with prior written notice thereof:

(a)

Representations, Warranties, Covenants and Agreements. The representations and warranties of each of Proguard and Merger Sub herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each of Proguard and Merger Sub shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Proguard or Merger Sub, as applicable, at or prior to the Closing Date. Proguard shall have received a certificate, executed by the chief executive officer of Proguard, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Random Source.

(b)

Proguard and Merger Sub Resolutions. Each of the Proguard Board of Directors and Merger Sub Board of Directors and Proguard, as the sole shareholder of Merger Sub, shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing Proguard’s and Merger Sub’s, as applicable, entry into this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

No Material Adverse Changes; Timely Filings.  There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Proguard or Merger Sub that is material and adverse to Proguard or Merger Sub, as applicable, taken as a whole, nor shall a Material Adverse Event.  For the purposes of this Agreement, “Material Adverse Effect” shall mean (i) the determination by Random Source of the existence of any material undisclosed liabilities, including undisclosed contingent liabilities, of Proguard which are not disclosed on its audited balance sheet at December 31, 2011 as contained in the Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Commission; or (ii) the determination by Random Source of the existence of any pending or threatened litigation or investigation by any government or quasi-government agency to which Proguard is or could reasonably determined to be a party or subject, or (iii) any material misstatements or material omissions in any of the Proguard SEC Documents, or (iv) any other violation of any Federal or state securities laws by Proguard or any of its officers, directors or their affiliates; or (v) a material breach of any terms or conditions of this Agreement.  Proguard shall have timely filed its required filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended March 31, 2012, all of which shall comply in form and substance to the rules and regulations of the Commission, shall be current in its reporting obligations and its stock shall be quoted on the OTC Bulletin Board with no “strikes” pursuant to FINRA Rule 6530.

(e)

Books and Records.  Random Source shall have been provided full access to Proguard’s auditors pursuant to the provisions of Section 6.2 hereof.  Proguard shall have delivered all accounting books and records, accounting files including the general ledger and QuickBooks or similar electronic files and supporting documents from the period of January 1, 2012 through the Closing Date, together with all other books and records, including its corporate minute book, together with the books and records of Merger Sub, to Random Source, together with all access codes, EDGAR filing codes, passwords and other information necessary to access such information, together with such additional documents as are deemed necessary by Random Source to transfer control of Proguard to it.

(f)

Financial Statements.  The Random Source Financial Statements shall be suitable for filing with the Commission as part of the “Super 8-K” to be filed by Proguard following the Closing pursuant to the rules and regulations of the Commission.

(g)

Satisfaction of Liabilities.  Proguard shall deliver to Random Source evidence satisfactory to Random Source in its sole discretion that all Proguard Liabilities, including accounts payable and any other liabilities of any kind, which totaled $13,500 at December 31, 2011 pursuant to the Proguard SEC Documents, together with any and all subsequent obligations of Proguard from December 31, 2011 through the Closing Date, whether accrued or not, have been satisfied in full or otherwise forgiven, it being the intention of the parties hereto that (i) at the Closing Proguard shall have no liabilities of any nature whatsoever, whether accrued or not, at the Closing Date, including, but not limited to, legal and accounting fees, EDGAR filing fees, transfer agent fees or any other fees or expenses whatsoever, and (ii) Random Source shall be responsible for the payment of any liabilities of Proguard which are incurred following the Closing Date, including the legal and accounting fees associated with the “Super 8-K.”

(h)

Stock Repurchase Agreement; Escrow Agreement.  The Stock Repurchase Agreement shall have been executed by Proguard, Random Source and the Insiders. The Escrow Agreement reflected in the Stock Repurchase Agreement shall have been executed by the parties thereto.

(i)

Schedule 14F-1.  The Schedule 14F-1 disclosing the change in majority directors of Proguard shall have been on file with the Commission at least 10 days prior to the Closing Date.

(j)

Dissenter’s Rights.  No dissenter’s rights shall have been exercised by the Shareholders with respect to the Merger.

(k)

Resignations.  On the Closing Date, Messrs. Allerton Towne, Norman Becker, and Ricardo A. Rivera, comprising all of the officers and directors of Proguard, shall have resigned and immediately prior to such resignation shall have appointed Messrs. David A. Kriegstein, Jason Merrick, Robert Weitzner and Dustin Liukkonen as the directors of Proguard.

(l)

Miscellaneous.  Proguard shall have delivered to Random Source such other documents relating to the transactions contemplated by this Agreement as Random Source may reasonably request.

SECTION 8.  ACTIONS SUBSEQUENT TO CLOSING

8.1

As soon a practicable following the Closing Date, but in any event within 120 days from the Closing Date, Random Source shall cause Proguard to file a registration statement on Form S-1 (the “Resale Registration Statement”) with the Commission to register for resale the shares of Random Source Common Stock and the shares of common stock underlying the Exchange Warrants together with (i) an aggregate of 50,000 currently outstanding shares of Proguard’s common stock listed on Schedule 8.1 hereto, and (ii) the Escrow Shares, providing that the Escrow Shares remain outstanding at the time of filing of the Resale Registration Statement (collectively, the “Additional Registrable Shares”).  Notwithstanding this registration obligation, if the Commission informs Proguard that any or all of the Additional Registrable Shares cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the number of Additional Registrable Shares to be included the Resale Registration Statement shall be proportionately reduced at the same ratio as other selling security holders in such Resale Registration Statement to an amount permitted to be registered by the Commission on Form S-1 or such other form available to register for resale the Additional Registrable Securities as a secondary offering. Proguard shall pay all fees and expenses associated with the Resale Registration Statement, except for any legal or accounting fees of the selling security holders and any brokerage commissions or other costs incurred by those holders upon the resale of such securities.  Proguard shall use its reasonably best efforts to cause the Commission to declare the Resale Registration Statement effective as soon as possible.

8.2

Random Source agrees not to undertake a reverse stock split of the Proguard Common Stock for a period of at least six months following the Closing.

SECTION 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

 OF PROGUARD AND MERGER SUB

Notwithstanding any right of Random Source to fully to investigate the affairs of Proguard and Merger Sub, Random Source shall have the right to rely fully upon the representations, warranties, covenants and agreements of Proguard and Merger Sub contained in this Agreement or in any document delivered by Proguard or Merger Sub or any of its representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF RANDOM SOURCE

Notwithstanding any right of Proguard fully to investigate the affairs of Random Source, Proguard has the right to rely fully upon the representations, warranties, covenants and agreements of Random Source contained in this Agreement or in any document delivered to Proguard by the latter or any of its representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 11. TERMINATION AND AMENDMENT

11.1

Termination.  This Agreement may be terminated prior to the Closing as follows:

(a)

Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual written consent of Proguard, Merger Sub and Random Source.

(b)

Termination by Either Random Source or Proguard. This Agreement may be terminated by either Random Source or Proguard at any time prior to the Closing as follows:

(i)

if the Closing has not occurred by May 30, 2012 (the “Outside Date”), except that the right to terminate this Agreement under this clause will not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Closing by such date; or

(ii)

if any law or governmental authority prohibits consummation of the Closing or if any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or governmental authority restrains, enjoins or otherwise prohibits consummation of the Closing, and such order, judgment, injunction, award, decree or writ has become final and nonappealable.

(c)

Termination by Random Source. This Agreement may be terminated by Random Source at any time prior to the Closing as follows:

(i)

if a breach or failure of any representation, warranty or covenant of Proguard or Merger Sub contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 7.2; and (B) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that Random Source is not in material breach of its obligations under this Agreement; or

(ii)

if a Material Adverse Event shall have occurred.

(d)

Termination by Proguard. This Agreement may be terminated by Proguard at any time prior to the Closing, if a breach or failure of any representation, warranty or covenant of Random Source contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 7.1 and (B) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that Proguard is not in material breach of its obligations under this Agreement and no Material Adverse Event under the Escrow Agreement has occurred.

(e)

Effect of Termination. If this Agreement is terminated pursuant to this Section 11, it will become void and of no further force and effect, with no liability on the part of any Party (or any of their respective former, current, or future general or limited partners, shareholders, shareholders, managers, members, directors, officers, affiliates or agents) except as specifically set forth herein and except that the provisions of this Section 11 will survive any termination of this Agreement; provided, however, that nothing herein shall relieve any Party (or any of their respective directors or officers) from liabilities for damages incurred or suffered by another Party as a result of any fraud perpetrated, conspired in or otherwise committed by such Party (or any of their respective directors or officers) or any knowing or intentional breach by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement that caused, or would reasonably be expected to cause, any of the conditions set forth in Sections 7.1 or 7.2, as applicable, not to be satisfied. In the event that the Closing does not occur:

(i)

solely as a result of Proguard’s refusal to close the Merger, or

(ii)

solely as a result of breach by Proguard or the Insiders of any of the provisions of Section 6.1 hereof, or

(iii)

Proguard’s failure, prior to Closing, to have satisfied all of its liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of Proguard (or in the notes thereto), or

(iv)

solely as a result of any of the Insiders’ refusal to close the Stock Purchase Agreement,

then, in any such event, Proguard shall immediately return to Random Source the Fee. Random Source acknowledges however, that in light of the “zero assets-zero liabilities” financial condition of Proguard prior to the Closing and, as anticipated by all of the Parties hereto, at the time of Closing, it is more than likely that Proguard will not have any ability or wherewithal to immediately perform this return of Fee obligation since all of the Fee will have been irretrievably used in permissible payment of its expenses prior to the occurrence of any of the events or circumstances described herein, which event or circumstance would or might consequently trigger this return of Fee obligation.  In that event, the return of the Fee will remain an obligation of Proguard to Random Source and shall be evidenced by a suitable demand instrument reflecting the balance of the Fee outstanding.

11.2

Amendment of Agreement. This Agreement may be amended by the Parties at any time prior to the Closing; provided, that (a) no amendment that requires further shareholder approval under applicable laws, rules and regulations will be made without such required further approval and (b) such amendment has been duly authorized or approved by the Parties. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the Random Source, Proguard and Merger Sub. Any such amendment shall apply to, and bind all Parties.

SECTION 12.  INDEMNIFICATION

12.1

Obligation of Proguard and Merger Sub to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 9, Proguard and Merger Sub hereby agree to indemnify, defend and hold harmless Random Source from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Proguard or Merger Sub contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

12.2

Obligation of Random Source to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 10, Random Source agrees to indemnify, defend and hold harmless Proguard to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 13.  MISCELLANEOUS

13.1

Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

13.2

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

13.3

Binding Agreement; Assignment.  This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable except by operation of law.

13.4

Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

Random Source:

3400 SW 26 Terrace

Suite A8

Fort Lauderdale, FL  33312

with a copy to:

Schneider Weinberger LLP

2200 Corporate Boulevard, N.W.

Suite 210

Boca Raton, FL  33431

Attention:  James M. Schneider, Esq.

Proguard and Merger Sub:

c/o Allerton Towne

1909 Tyler Street

Suite 603

Hollywood, FL 33020

with a copy to:

Law Office of Eugene M. Kennedy, P.A.

964 SE 9 Avenue

Pompano Beach, FL  33060

Any notice or statement given under this Agreement shall be deemed to have been given if sent by certified mail, return receipt requested, overnight courier or personal delivery, to the other party(ies) at the addresses indicated above or at such other address or number as may be furnished in writing in accordance with this paragraph.

13.5

Governing Law; Venue.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Broward, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

13.6

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

13.7

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Merger and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

13.8

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.9

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

13.10

Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. This Agreement may be executed and delivered by facsimile transmission and when so executed and delivered shall have the same effect as if the receiving party had received an original counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

PROGUARD ACQUISITION CORP.

By: /s/ Allerton Towne

Allerton Towne, President

PROGUARD ACQUISITION SUBSIDIARY CORP.

By: /s/ Allerton Towne

Allerton Towne, President

RANDOM SOURCE, INC.

By: /s/ David A. Kriegstein

David A. Kriegstein,

Chief Executive Officer